UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2014

Sanomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305) 433-7814 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 14, 2015, the Board of Directors of the Company concluded that in connection with the initial preparation of its annual report on Form 10-K for the year ended December 31, 2014, the previously issued unaudited consolidated condensed financial statements at June 30, 2014 and September 30, 2014 and for the three and six months ended June 30, 2014 and the nine months ended September 30, 2014 contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 could no longer be relied upon because the foregoing unaudited consolidated condensed financial statements contained errors.  On April 14, 2015, we evaluated the impact of these errors under the SEC's authoritative guidance on materiality and determined that the impact of these errors, individually and in the aggregate, on previously issued unaudited consolidated condensed financial statements was material. The errors relate specifically to:

(1) Stock Compensation - various errors in the valuation of common stock shares issued to consultants for services rendered at fair value and, the valuation of common stock shares issued to a related party in settlement of accrued salaries. The correction of these adjustments is expected to result in an increase in operating expenses totaling approximately $180,000 and $217,000 for the three and six months ended June 30, 2014 and the nine months ended September 30, 2014, respectively,  as well as the adjustments to net loss, net loss per share  and accumulated deficit; and,

(2) Derivative Liabilities - various errors in the recognition of conversion derivative liabilities in connection with certain related party convertible notes. The correction of these adjustments is expected to result in an increase of derivative liabilities of approximately $683,000 and $606,620 and related debt discounts of $599,000 and $484,000, as of June 30, 2014 and September 30, 2014, respectively ,and increases in non-cash amounts of amortization of interest expense and changes in fair value associated with derivatives totaling approximately $85,000 for the three and six months ended June 30, 2014, and $115,000 and $200,000 for the three and nine months ended September 30, 2014, respectively, as well as the adjustments to net loss, net cash flows from operating activities and accumulated deficit.

We expect to file amended Quarterly Reports on Form 10-Q for the periods ended June 30, 2014 and September 30, 2014 as soon as practicable.  The Company’s Chief Financial Officer has discussed these matters with Mallah Furman & Company, P.A., the Company’s former independent registered public accounting firm which reviewed the unaudited consolidated condensed financial statements contained in its Quarterly Reports on Form 10-Q for the periods ended June 30, 2014 and September 30, 2014, as well as with Marcum LLP, the Company's current independent registered public accounting firm.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics, Inc.

Date: April 16, 2015	By:	/s/ David C. Langle
David C. Langle, Chief Financial Officer